SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 31, 1996


                          CRESTAR FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                    VIRGINIA
                 (State or other jurisdiction of incorporation)

             1-7083                                      54-072275
      (Commission File No.)               (I.R.S. Employer Identification No.)

             919 East Main Street                         23261-6665
              Richmond, Virginia                          (Zip Code)
   (Address of Principal Executive Offices)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (804) 782-5000

                                      N.A.

         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On December 31, 1996, Crestar Financial Corporation (Crestar) completed the previously announced acquisition of Citizens Bancorp (Citizens) in a transaction accounted for as a pooling-of-interests business combination. Crestar issued 12,639,384 common shares for all of the outstanding common shares of Citizens. The exchange ratio was 0.835 Crestar common shares for each Citizens common share outstanding on December 31, 1996. Citizens was a bank holding company headquartered in Laurel, Maryland with 103 banking locations and approximately 125 automated teller machines in Maryland, Virginia and Washington, D.C. The assets of Citizens will continue to be used in providing financial services to customers in Maryland, Virginia and Washington, D.C. In connection with the merger of Crestar and Citizens, various non-recurring merger related expenses will be recognized, and are expected to approximate between $50 and $55 million on a pre-tax basis.

ITEM 7.  FINANCIAL STATEMENTS.

(a)  Financial Statements.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after January 15, 1997.

(b)  Pro Forma Financial Information

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after January 15, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          CRESTAR FINANCIAL CORPORATION

                                    By:  /s/ Linda F. Rigsby
                                             Linda F. Rigsby
                                             Senior Vice President,
                                               Deputy General Counsel
                                               and Secretary

Date:  January 14, 1997